UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2013

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On June 5, 2013, the Company held the 2013 Annual Meeting, at 9:00 a.m., pacific time, at the Hilton Los Angeles/Universal City, 555 Universal Hollywood Drive, Universal City, California, pursuant to notice duly given. Only stockholders of record as of the close of business on April 8, 2013 were entitled to vote at the 2013 Annual Meeting. As of April 8, 2013, there were 16,761,976 shares of Company common stock outstanding and entitled to vote at the 2013 Annual Meeting, of which 16,007,035 shares of Company common stock were represented, in person or by proxy, constituting a quorum.

The final results of the stockholder vote on each proposal brought before the meeting are as follows:

(a) Each of the two nominees to serve as Class III Directors for a three-year term expiring at the 2016 Annual Meeting of Stockholders was elected. The voting results are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Francesco Federico, M.D.	14,868,237	337,611	801,187
C. Thomas Smith	14,821,955	383,893	801,187

(b) The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,564,075	384,658	58,302	0

(c) The non-binding advisory vote on executive compensation was approved. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,004,332	118,624	82,892	801,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: June 10, 2013	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

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